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                                                                    EXHIBIT 99.1


                             RED LION HOTELS, INC.

                                4001 MAIN STREET
                          VANCOUVER, WASHINGTON 98663


     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS OF RED LION HOTELS, INC. TO BE HELD ON NOVEMBER 8, 1996.



    The undersigned hereby appoints David J. Johnson and Beth A. Ugoretz, each with full power of substitution, as proxy of the undersigned, to attend the Special Meeting of Stockholders of RED LION HOTELS, INC. (the "Company") to be held at Le Parker Meridien Hotel, Salon Concorde, 119 West 56th Street, New York, New York 10019, on November 8, 1996, commencing at 8:00 a.m. local time, and at any and all adjournments thereof, and to vote all Common Stock of the Company, as designated on the reverse side of this proxy, with all powers the undersigned would possess if personally present at the meeting.


    This Proxy will be voted or withheld from being voted in accordance with the instructions specified. Where no choice is specified, the Proxy will confer discretionary authority and will be voted FOR approval of Proposal 1. This Proxy confers authority for the above named persons to vote in his or her discretion with respect to amendments or variations to the matters identified in the notice of meeting accompanying this Proxy and other matters which may properly come before this meeting.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)
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
/X/    PLEASE MARK YOUR
       VOTES AS IN THIS
       EXAMPLE

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
                              FOLLOWING PROPOSAL:

    1. APPROVAL AND ADOPTION of the Agreement and Plan of Merger dated as of September 12, 1996, by and among the Company, Doubletree Corporation and RLH Acquisition Corp. ("RLH"), and the merger of RLH with and into the Company.
                    / / FOR        / / AGAINST        / / ABSTAIN

                                                   Date: , 1996.

                                                   Please sign, date and return
                                                   the proxy card promptly in
                                                   the enclosed envelope.

                                                   -----------------------------
                                                         Please Sign Here

                                                   -----------------------------
                                                    Signature (if held jointly)

    NOTE: Please sign exactly as name appears on stock certificate. When signing as executor, administrator, attorney, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If a joint tenancy, please have both tenants sign.